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                                                                      EXHIBIT 15

October 10, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:   Tollgrade Communications, Inc. and subsidiaries

         1). Form S-8 (Registration No. 333-4290) 1995 Long-Term Incentive Compensation Plan and Individual Stock Options Granted to Certain Directors and Employees Prior to the Adoption of the Plan

Ladies and gentlemen:

We are aware that our report dated October 10, 1997 on our review of interim financial information of Tollgrade Communications, Inc. and subsidiaries for the three months and nine months ended September 27, 1997 and included within the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above. Pursuant to Rule 436(c)under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.



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